As filed with the Securities and Exchange Commission on October 8, 2021

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CITIZENS FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	05-0412693
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Citizens Plaza

Providence, RI 02903

(203) 900-6715

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Malcolm D. Griggs General Counsel and Chief Risk Officer

Citizens Financial Group, Inc.

One Citizens Plaza

Providence, RI 02903

(401) 824-0503

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Robert W. Downes

Benjamin H. Weiner Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004-2498 (212) 558-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Debt Securities
Warrants
Preferred Stock, par value $25.00 per share
Depositary Shares (2)
Common Stock, par value $0.01 per share
Purchase Contracts
Units that may include any of the above securities or securities of other entities

(1)

An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The Registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r). The Registrants will pay the applicable registration fee on a “pay-as-you-go” basis pursuant to Rule 456(b).

(2)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

PROSPECTUS

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

WARRANTS

PURCHASE CONTRACTS

UNITS

We may offer from time to time common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts or units that may include any of these securities or securities of other entities. We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. In addition, selling security holders may be identified in supplements to this prospectus and may offer and sell these securities from time to time.

Specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus, any prospectus supplement, any related free writing prospectus, and any documents incorporated by reference herein and therein, carefully before you invest.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “CFG.” We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

Investing in these securities involves certain risks. See “Risk Factors” on page 6 of this prospectus and any additional risk factors included in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should consider before deciding to purchase these securities.

The securities offered by this prospectus and any supplement will not be savings accounts, deposits or other obligations of any bank and will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 8, 2021

We have not authorized anyone to provide any information other than the information contained in this prospectus or any prospectus supplement including the information incorporated by reference, or in any free writing prospectus prepared by us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any free writing prospectus is accurate as of any date other than the date of the applicable document dates. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise stated in this prospectus or the context otherwise requires (for example, in the references under “Citizens Financial Group, Inc.”), the terms “CFG,”, “Citizens”, “we,” “us,” and “our” refer to Citizens Financial Group, Inc. and do not include its consolidated subsidiaries.

i

CITIZENS FINANCIAL GROUP, INC.

Citizens Financial Group, Inc. is one of the nation’s oldest and largest financial institutions, with $185.1 billion in assets as of June 30, 2021. Headquartered in Providence, Rhode Island, Citizens offers a broad range of retail and commercial banking products and services to individuals, small businesses, middle-market companies, large corporations and institutions. Citizens helps its customers reach their potential by listening to them and by understanding their needs in order to offer tailored advice, ideas and solutions. In Consumer Banking, Citizens provides an integrated experience that includes mobile and online banking, a 24/7 customer contact center and the convenience of approximately 3,000 ATMs and approximately 1,000 branches in 11 states in the New England, Mid-Atlantic and Midwest regions. Consumer Banking products and services include a full range of banking, lending, savings, wealth management and small business offerings. In Commercial Banking, Citizens offers a broad complement of financial products and solutions, including lending and leasing, deposit and treasury management services, foreign exchange, interest rate and commodity risk management solutions, as well as loan syndication, corporate finance, merger and acquisition, and debt and equity capital markets capabilities.

Our principal executive offices are located at One Citizens Plaza in Providence, Rhode Island, and our telephone number is (203) 900-6715.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we or any selling security holders to be named in a prospectus supplement may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or any selling security holders to be named in a prospectus supplement may offer. Each time we or any selling security holders to be named in a prospectus supplement sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto. Other information about us may also be found in the “Investors Relations” section of our website at http://www.citizensbank.com. However, except for the information specifically incorporated by reference herein as set forth below, the information on the SEC’s website and the information on, or accessible through, our website do not constitute a part of this prospectus.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)

Annual Report on Form 10-K for the fiscal year ended December  31, 2020 (including information specifically incorporated therein by reference from the Definitive Proxy Statement on Schedule 14A for the 2021 Annual Meeting of Shareholders, filed on March 5, 2021);

(b)	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, filed on May 5, 2021 and August 3, 2021, respectively;

(c)

Current Reports on Form 8-K filed January 12, 2021, January  20, 2021 (only those portions deemed filed and not furnished), January  27, 2021, February  10, 2021, February  11, 2021, February  24, 2021, February  24, 2021, April  23, 2021, June  4, 2021, June  11, 2021, July  9, 2021, July  28, 2021, July  30, 2021 and September 8, 2021 (only those portions deemed filed and not furnished); and

(d)	Description of Citizens common stock, par value $0.01 per share, contained in Registration Statement on Form 8-A, relating to our common stock, filed on September 19, 2014.

You may request a copy of these filings at no cost, by writing or telephoning us at:

Citizens Financial Group, Inc.

One Citizens Plaza

Providence, Rhode Island 02903

Attn: Investor Relations

Tel.: (203) 900-6715

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, any related free-writing prospectus and the documents incorporated by reference herein or therein include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.”

Forward-looking statements are based upon the current beliefs and expectations of management, and on information currently available to management. Our statements speak as of the date they are made, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

•

Negative economic and political conditions that adversely affect the general economy, housing prices, the job market, consumer confidence and spending habits, which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense;

•	The rate of growth in the economy and employment levels, as well as general business and economic conditions, and changes in the competitive environment;

•

Our ability to implement our business strategy, including the cost savings and efficiency components, and achieve our financial performance goals, including through the integration of Investors Bancorp, Inc. and the HSBC branch acquisition;

•	The COVID-19 pandemic and associated lockdowns and their effects on the economic and business environments in which we operate;

•	Our ability to meet heightened supervisory requirements and expectations;

•	Liabilities and business restrictions resulting from litigation and regulatory investigations;

•

Our capital and liquidity requirements (including under regulatory capital standards, such as the U.S. Basel III capital rules) and our ability to generate capital internally or raise capital on favorable terms;

•	The effect of changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;

•

Changes in interest rates and market liquidity, as well as the magnitude of such changes, which may reduce interest margins, impact funding sources and affect the ability to originate and distribute financial products in the primary and secondary markets;

•	The effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•

Financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;

•	A failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber-attacks; and

•	Management’s ability to identify and manage these and other risks.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We undertake no obligation to update any of these forward-looking statements after the date of this prospectus to conform our prior statements to actual results or revised expectations, except as required by law.

More information about factors that could cause actual results to differ materially from those described in forward-looking statements can be found under “Risk Factors” our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, as well as the other information included or incorporated by reference in this prospectus.

RISK FACTORS

An investment in our securities involves significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2020, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of securities by us in the manner and for the purposes set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of our restated certificate of incorporation and amended and restated bylaws. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, the restated certificate of incorporation and amended and restated bylaws, copies of which were filed with the SEC as exhibits to our periodic and current reports, and applicable law.

General

Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.01 per share, and 100,000,000 shares of preferred stock, par value $25.00 per share. Shares of capital stock may be issued in certificated or uncertificated form.

Because Citizens is a holding company, the rights of Citizens to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of Citizens stockholders to benefit indirectly from such distribution) would be subject to the prior claims of creditors of that subsidiary, except to the extent that Citizens itself may be a creditor of that subsidiary with recognized claims. Claims on Citizens’ subsidiaries by creditors other than Citizens will include substantial obligations with respect to deposit liabilities, indebtedness for borrowed money and purchased funds.

Common Stock

Common stock outstanding. As of September 30, 2021, there were 426,090,457 shares of common stock outstanding which were held of record by nine stockholders of record (including Cede & Co.). This stockholder figure does not include what we estimate to be a substantially greater number of holders whose shares are held of record by banks, brokers and other financial institutions. All outstanding shares of common stock are fully paid and non-assessable.

Voting rights. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders, except on matters relating solely to terms of preferred stock.

Dividend rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board out of funds legally available therefor.

Rights upon liquidation. In the event of liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Other rights. The holders of our common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

Our Board has the authority to issue preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The following series of Citizens preferred stock are issued and outstanding:

•	300,000 shares of 6.000% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series B, $1,000 liquidation preference per share, which we refer to as the “Series B preferred stock”;

•	300,000 shares of 6.375% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series C, $1,000 liquidation preference per share, which we refer to as the “Series C preferred stock”;

•	300,000 shares of 6.350% Fixed-to-Floating Non-Cumulative Perpetual Preferred Stock, Series D, $1,000 liquidation preference per share, which we refer to as the “Series D preferred stock”;

•	450,000 shares of 5.000% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series E, $1,000 liquidation preference per share, which we refer to as the “Series E preferred stock”;

•	400,000 shares of 5.650% Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock, Series F, $1,000 liquidation preference per share, which we refer to as the “Series F preferred stock”; and

•	300,000 shares of 4.000% Fixed-Rate Reset Noncumulative Perpetual Preferred Stock, Series G, $1,000 liquidation preference per share, which we refer to as the “Series G preferred stock.”

Unless otherwise indicated, the terms and provisions described below relate to each of Citizens’ Series B preferred stock, the Series C preferred stock, the Series D preferred stock, the Series E preferred stock, the Series F preferred stock and the Series G preferred stock, which we collectively refer as the “Citizens preferred stock.” Other than as described below, the terms of the Series B preferred stock, the Series C preferred stock, the Series D preferred stock, the Series E preferred stock, the Series F preferred stock and the Series G preferred stock are substantially similar.

Ranking

Each series of Citizens preferred stock ranks on a parity with each other as to payment of dividends and amounts payable upon liquidation, dissolution or winding up of the company. Each series of Citizens preferred stock ranks prior to the Citizens common stock as to payment of dividends and amounts payable on liquidation, dissolution or winding up.

Conversion

No shares of Citizens preferred stock are convertible into Citizens common stock or any other class or series of Citizens’ securities.

Dividends

Dividends on the Citizens preferred stock, if declared by the Citizens board, accrue and are payable at the respective rates specified below:

•

Series B preferred stock: semi-annually at a fixed rate per annum equal to 6.000% to, but excluding, July 6, 2023 and thereafter quarterly at a floating rate per annum equal to the three-month U.S. dollar LIBOR on the related dividend determination date plus 3.003%;

•

Series C preferred stock: quarterly at a fixed rate per annum equal to 6.375% to, but excluding, April 6, 2024 and thereafter quarterly at a floating rate per annum equal to the three-month U.S. dollar LIBOR on the related dividend determination date plus 3.157%;

•

Series D preferred stock: quarterly at a fixed rate per annum equal to 6.350% to, but excluding, April 6, 2024 and thereafter quarterly at a floating rate per annum equal to the three-month U.S. dollar LIBOR on the related dividend determination date plus 3.642%;

•	Series E preferred stock: quarterly at a fixed rate per annum equal to 5.000%;

•

Series F preferred stock: quarterly at a fixed rate per annum equal to 5.650% to, but excluding, October 6, 2025 and thereafter quarterly at a rate equal to the Five-year U.S. Treasury Rate, plus 5.313%; and

•

Series G preferred stock: quarterly at a fixed rate per annum equal to 4.000% to, but excluding, October 6, 2026 and thereafter quarterly at a rate equal to the Five-year U.S. Treasury Rate, plus 3.215%.

Dividends on the shares of Citizens preferred stock are non-cumulative. Shares of the Citizens preferred stock have priority over the Citizens common stock with regard to the payment of dividends.

Redemption

The Citizens preferred stock is not subject to any sinking fund or other similar obligation for repurchase or retirement. The Citizens preferred stock is redeemable at Citizens’ option as follows:

•

the Series B preferred stock is redeemable (i) in whole or in part, from time to time, on any dividend payment date on or after July 6, 2023 or (ii) in whole but not in part at any time within 90 days of certain changes to regulatory capital requirements, in each case at a redemption price of $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends;

•

the Series C preferred stock is redeemable (i) in whole or in part, from time to time, on any dividend payment date on or after April 6, 2024 or (ii) in whole but not in part at any time within 90 days of certain changes to regulatory capital requirements, in each case at a redemption price of $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends;

•

the Series D preferred stock is redeemable (i) in whole or in part, from time to time, on any dividend payment date on or after April 6, 2024 or (ii) in whole but not in part at any time within 90 days of certain changes to regulatory capital requirements, in each case at a redemption price of $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends;

•

the Series E preferred stock is redeemable (i) in whole or in part, from time to time, on any dividend payment date on or after January 6, 2025 or (ii) in whole but not in part at any time within 90 days of certain changes to regulatory capital requirements, in each case at a redemption price of $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends;

•

the Series F preferred stock is redeemable (i) in whole or in part, from time to time, on any dividend payment date on or after October 6, 2025 or (ii) in whole but not in part at any time within 90 days of certain changes to regulatory capital requirements, in each case at a redemption price of $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends; and

•

the Series G preferred stock is redeemable (i) in whole or in part, from time to time, on any dividend payment date on or after October 6, 2026 or (ii) in whole but not in part at any time within 90 days of certain changes to regulatory capital requirements, in each case at a redemption price of $1,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting

The Citizens preferred stock does not have any voting rights other than with respect to certain limited matters, including the right (together with all other holders of preferred stock) to elect two directors if Citizens fails to pay for the equivalent of three semi-annual or six full quarterly dividend payments, whether or not for consecutive periods, the right to vote on certain matters that could adversely affect the holders of the Citizens preferred stock and on certain other matters to the extent required by law.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of Citizens, whether voluntary or involuntary, before any distribution or payment out of our assets may be made to or set aside for the holders of any capital stock ranking junior to the Citizens preferred stock, holders of Citizens preferred stock will be entitled to receive out of Citizens’ assets legally available for distribution to Citizens’ stockholders (i.e., after satisfaction of all liabilities to creditors, if any) an amount equal to $1,000 per share, plus any dividends that have been declared but not paid prior to the date of payment of distributions to stockholders, without regard to any undeclared dividends.

Anti-Takeover Effects of Some Provisions

Some provisions of our restated certificate of incorporation and amended and restated bylaws could make the following more difficult:

•	acquisition of control of us by means of a proxy contest or otherwise, or

•	removal of our incumbent officers and directors.

These provisions, as well as our ability to issue preferred stock, make coercive takeover practices and inadequate takeover bids more difficult to execute. These provisions also encourage persons seeking to acquire control of us to first negotiate with our Board.

Election and Removal of Directors. The number of directors that will constitute the Board will be fixed from time to time by resolution of our Board, excluding any directors elected by holders of preferred stock pursuant to provisions applicable in the case of certain events involving the non-payment of dividends. Our Board currently has 13 members.

Our restated certificate of incorporation and amended and restated bylaws provide that directors may be removed, with or without cause, by an affirmative vote of holders of shares representing a majority of the outstanding shares then entitled to vote at an election of directors. Any vacancy occurring on our Board and any newly created directorship may be filled only by a vote of a majority of the remaining directors in office or by the sole director remaining in office.

Limits on Written Consents. Our restated certificate of incorporation and amended and restated bylaws provide that stockholder action, other than actions by the holders of one or more classes of Preferred Stock, can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting.

Stockholder Meetings. Our restated certificate of incorporation and amended and restated bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the chairman of our Board, our chief executive officer or the Board, pursuant to a resolution adopted by a majority of our Board, or Citizens’ corporate secretary, upon written request by record stockholders owning at least twenty-five percent (25%) of the voting power of all outstanding share of Citizens common stock.

Super-Majority Approval Requirements. The Delaware General Corporation Law generally provides that the affirmative vote of the holders of a majority of the total voting power of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless either a corporation’s certificate of incorporation or bylaws require a greater percentage. Our restated certificate of incorporation and amended and restated bylaws provide that the affirmative vote of holders of 75% of the total voting power of our outstanding common stock eligible to vote in the election of directors, voting together as a single class, will be required to amend, alter, change or repeal specified provisions, including those relating to voting rights, the structure and authority of the Board, meetings of stockholders, indemnification of directors and officers, amendment of our restated certificate of incorporation and amended and restated bylaws, and certain other provisions. This requirement of a super-majority vote to approve amendments to our restated certificate of incorporation and amended and restated bylaws could enable a minority of our stockholders to effectively exercise veto power over any such amendments.

Other Limitations on Stockholder Actions. Our amended and restated bylaws also impose some procedural requirements on stockholders who wish to:

•	make nominations in the election of directors;

•	propose that a director be removed;

•	propose any repeal or change in our amended and restated bylaws; or

•	propose any other business to be brought before an annual or special meeting of stockholders.

Under these procedural requirements, in order to bring a proposal before a meeting of stockholders, a stockholder must generally deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our corporate secretary along with the following:

•	a description of the business or nomination to be brought before the meeting and the reasons for conducting such business at the meeting;

•	the stockholder’s name and address;

•	any material interest of the stockholder in the proposal;

•	the number of shares beneficially owned by the stockholder and evidence of such ownership; and

•	a description of all agreements, arrangements and understandings between the stockholder and any other person (including the names of such persons) in connection with the proposal.

To be timely, a stockholder must generally deliver notice to the corporate secretary:

•

in connection with an annual meeting of stockholders, not less than 120 days nor more than 150 days prior to the first anniversary of the date on which the annual meeting of stockholders was held in the immediately preceding year, but in the event that the date of the annual meeting is more than 30 days before or more than 70 days after the anniversary date of the preceding annual meeting of stockholders, a stockholder notice will be timely if received by us not later than the close of business (A) no earlier than 120 days prior to the annual meeting and (B) no later than 70 days prior to the date of the meeting or the 10th day following the day on which we first publicly announce the date of the annual meeting; or

•

in connection with the election of a director at a special meeting of stockholders, (A) not earlier than 150 days prior to the date of the special meeting nor (B) later than the later of 120 days prior to the date of the special meeting or the 10th day following the day on which public announcement of the date of the special meeting was first made.

In order to submit a nomination for our Board, a stockholder must also submit any information with respect to the nominee that we would be required to include in a proxy statement, as well as some other information.

A stockholder may also submit a nomination for our Board or the proposal of other business by submitting a proposal to us in compliance with Rule 14a-8 under the Exchange Act, and such stockholder’s proposal has been included in a proxy statement that has been prepared by us to solicit proxies for the meeting of stockholders.

If a stockholder fails to follow the required procedures, the stockholder’s proposal or nomination will be ineligible and will not be voted on by our stockholders.

Restrictions on Ownership

The BHC Act requires any “bank holding company,” as defined in the BHC Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of Citizens common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of Citizens common stock under the Change in Bank Control Act of 1978, as amended. Any holder of 25% or more of Citizens common stock, or a holder of 5% or more if such holder otherwise exercises a “controlling influence” over Citizens, is subject to regulation as a bank holding company under the BHC Act.

Under the regulations of the Federal Reserve Board implementing the BHC Act, if any holder of any series of preferred stock is or becomes entitled to vote for the election of directors, such series will be deemed a class of voting securities and a company holding 25% or more of the series, or such lower amount of the preferred stock, may be deemed, when coupled with other factors, to constitute a “controlling influence” over Citizens, and will be subject to regulation as a bank holding company under the BHC Act. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the approval of the Federal Reserve Board under the BHC Act to acquire or maintain more than 5% of that series. Any other person (other than a bank holding company) will be required to obtain the non-objection of the Federal Reserve Board under the Change in Bank Control Act of 1978, as amended, to acquire or maintain 10% or more of that series.

Dissenters’ Rights of Appraisal and Payment

Under the Delaware General Corporation Law, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of our company. Pursuant to the Delaware General Corporation Law, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the Delaware General Corporation Law, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Forum Selection

Pursuant to our restated certificate of incorporation, the Court of Chancery of the State of Delaware is the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of ours to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the foregoing forum selection provisions.

Limitation of Liability of Directors and Officers

Our restated certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by applicable law, as in effect from time to time. Currently, Delaware law requires that liability be imposed for the following:

•	any breach of the director’s duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and

•	any transaction from which the director derived an improper personal benefit.

As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

Our amended and restated bylaws provide that, to the fullest extent permitted by law, we will indemnify any officer or director of our company against all damages, claims and liabilities arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director, officer, employee, agent or fiduciary. We will reimburse the expenses, including attorneys’ fees, incurred by a person indemnified by this provision when we receive an undertaking to repay such amounts if it is ultimately determined that the person is not entitled to be indemnified by us. Amending this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

Listing

Our common stock is listed on the NYSE under the symbol “CFG.”

Transfer Agent and Registrar

The Transfer Agent and Registrar for the Common Stock and Preferred Stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be specified in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include, as applicable, dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The applicable prospectus supplement will identify the depositary, describe the specific terms of any depositary shares and the material terms of the related deposit agreement.

DESCRIPTION OF DEBT SECURITIES

The debt securities will constitute either senior or subordinated debt of CFG. The debt securities that are sold may be exchangeable for and/or convertible into common shares or any of the other securities that may be sold under this prospectus. The senior debt securities will be issued under pursuant to a senior debt indenture, dated October 28, 2015 (as amended or supplement from time to time), between us and The Bank of New York Mellon, as senior debt trustee, or pursuant to one or more separate senior indentures between us and a designated trustee. The subordinated debt securities will be issued pursuant to a subordinated indenture dated September 28, 2012 (as amended and supplemented from time to time) between us and The Bank of New York Mellon, as subordinated debt trustee, or pursuant to one or more other separate subordinated indentures between us and a designated trustee. We will include in the prospectus supplement relating to any series of senior or subordinated debt securities being offered the specific terms of such series, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, depositary shares, shares of common stock or any combination of such securities. The terms of any units to be issued will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We and/or the selling security holders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. In addition, to the extent this prospectus is used by any selling security holder to resell common stock or other securities, information with respect to the selling security holder will be contained in a prospectus supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

If we and/or the selling security holders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all such securities, if any are purchased.

We and/or the selling security holders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and/or the selling security holders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us and/or the selling security holders, if applicable, to indemnification by us and/or the selling security holders, if applicable, against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities other than the common stock, which is listed on the NYSE under the symbol “CFG,” and certain series of debt securities outstanding on the date hereof, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

Conflicts of Interest

Citizens Capital Markets, Inc., a broker-dealer registered with the Financial Industry Regulatory Authority, Inc. (“FINRA”), is a wholly-owned subsidiary of Citizens Financial Group, Inc. and is therefore deemed to have a “conflict of interest” under Rule 5121 of FINRA. Any offering made by means of this prospectus in which Citizens Capital Markets, Inc. participates will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s participation in the distribution of securities of an affiliate. In accordance with Rule 5121, Citizens Capital Markets, Inc. will not make sales in any such offering to any discretionary account without the prior written approval of the customer.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Sullivan & Cromwell LLP.

EXPERTS

The consolidated financial statements incorporated herein by reference from Citizens’ Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of Citizens’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, that are incorporated herein by reference which reports (1) express an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph referring to the Company changing its method for estimating the allowance for credit losses on January 1, 2020 due to the adoption of Financial Instruments—Credit Losses (Topic 326), and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby are not known at this time.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Certificate of Incorporation and Bylaws provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law. The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our restated certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation provides for such limitation of liability.

The Registrant maintains policies of insurance under which coverage is provided (a) to its directors and officers, in their respective capacities as such, against loss arising from a claim made for any actual or alleged wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

The Registrant has entered into an indemnification agreement with each of its current directors. These agreements require the Registrant to indemnify these individuals to the fullest extent permitted under the Delaware General Corporation Law against liabilities that may arise by reason of their service to the Registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

The Underwriting Agreement to be filed in connection with each offering under this Registration Statement will provide for indemnification of directors and officers of the Registrant by the underwriters against certain liabilities.

Item 16. Exhibits

Exhibit No.	Description

1.1	Form of Underwriting Agreement between the Company and underwriters to be named*

4.1	Restated Certificate of Incorporation of Citizens Financial Group, Inc., dated July 8, 2021 (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2021, filed August 3, 2021)

4.2	Amended and Restated Bylaws of Citizens Financial Group, Inc. (as amended and restated on April 23, 2020) (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K, filed April 24, 2020).
4.3
Senior Debt Indenture between the Company and The Bank of New York Mellon dated as of October 28, 2015 (incorporated herein by reference to Exhibit 4.1 of Registration Statement on Form S-3, filed October 29, 2015)

4.4	Subordinated Indenture between the Company and The Bank of New York Mellon dated as of September 28, 2012 (incorporated herein by reference to Exhibit 4.2 of the Registration Statement on Form S-1, filed July 28, 2015)

4.5	Form of Senior Note (included in Exhibit 4.4)

4.6	Form of Subordinated Note (included in Exhibit 4.5)

4.7	Form of Warrant Agreement between the Company and a warrant agent to be named*

4.8	Form of Purchase Contract*

4.9	Form of Unit Agreement between the Company and a unit agent to be named*

4.10	Form of Deposit Agreement (Including Form of Depositary Receipt)*

5.1	Opinion of Sullivan & Cromwell LLP

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)

24.1	Power of Attorney

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee, under the Senior Indenture

25.2	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon, as Trustee, under the Subordinated Indenture

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K which will be incorporated by reference herein.

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(c)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, State of Rhode Island, on October 8, 2021.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ Malcolm D. Griggs
Name: Malcolm D. Griggs
Title: General Counsel and Chief Risk Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on October 8, 2021:

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ Malcolm D. Griggs
Name: Malcolm D. Griggs
as attorney-in-fact for Mr. Van Saun, Mr. Woods, Mr. Read and the Directors

Chairman of the Board and Chief Executive Officer (Principal Executive Officer and Director): Bruce Van Saun*

Vice Chairman and Chief Financial Officer (Principal Financial Officer): John F. Woods*

Executive Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer): C. Jack Read*

Directors:

Lee Alexander*	Christine M. Cumming*

William P. Hankowsky*	Leo I. Higdon, Jr.*

Edward J. Kelly III*	Charles J. Koch*

Robert G. Leary*	Terrance J. Lillis*

Shivan S. Subramaniam*	Christopher J. Swift*

Wendy A. Watson*	Marita Zuraitis*

*	By power of attorney